QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.6

Unity Wireless Corporation
Pro forma Condensed Consolidated Statement of Operations
9 Months ended September 30, 2000
(Expressed in U.S. dollars)

	Historical Unity	Ultratech	Pro forma Adjustments	Pro forma
Net sales	475,700	1,262,350		1,738,050
Cost of goods sold	(720,508)	(883,463)		(1,603,971)

	(244,808)	378,887	0	134,079

Expenses
Research and development	(556,243)	(125,807)		(682,050)
Government grant	0	0		0
Marketing	(484,441)	(36,708)		(521,149)
Interest expense	(17,673)	(732)		(18,405)
General & Administrative	(1,777,673)	(373,369)	(76,816) (c)	(2,227,858)

	(2,836,030)	(536,616)	(76,816)	(3,449,462)

Operating loss for the period	(3,080,838)	(157,729)	(76,816)	(3,315,383)
Other income (loss)	106,468	0
Exchange gain (loss)	(115,618)	(101,174)		(216,792)
Provision for income taxes	(17,848)	0		(17,848)

Net Loss for the Period	(3,107,836)	(258,903)	(76,816)	(3,550,023)

Loss per share:
Basic	$0.14			0.16
Diluted	$0.14			0.16
Weighted average number of shares used to calculate loss per share (Thousands)
Basic	21,780			22,480
Diluted	21,780			22,480

(c)—See Exhibit 99.3, Introduction and Notes, Notes 2 and 3.

QuickLinks

Exhibit 99.6 Unity Wireless Corporation Pro forma Condensed Consolidated Statement of Operations 9 Months ended September 30, 2000 (Expressed in U.S. dollars)